UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

HIMALAYA TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Homeland Resources Ltd. a/k/a Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (OTC: HMLA)  has formed an Advisory Board and authorized ten (10) million common stock purchase warrants with a $0.01 exercise price and a three-year expiration as compensation for future members. The Company has appointed its initial Advisory Board member, Steve Kwolek owner of Brokerwebs LLC and a pioneer in the Internet design, hosting and e-commerce markets and issued Mr. Kwolek two (2) million of said warrants. Brokerwebs LLC has been engaged by Himalaya to design and support its cannabis Internet site Kanab Club (https://www.kanab.club/) and future potential Internet acquisitions including OTC WATCH LLC (https://otc.watch/), owner and operator of a global stock chat room and financial social media site, which is currently under due diligence though there can be no assurances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.

Date: November 22, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer